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                                EXHIBIT 10.1


                              SPARTAN MOTORS, INC.

                      1988 NONQUALIFIED STOCK OPTION PLAN
                         (As Amended February 27, 1996)


     1. Purpose. The 1988 Nonqualified Stock Option Plan (the "Plan") is intended to advance the interest of Spartan Motors, Inc. (the "Company"), its shareholders, and its subsidiaries by encouraging and enabling selected officers, directors and other key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Options granted under the Plan are intended to be options which do not meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").


     2. Definitions.

          (a) "Board" means the Board of Directors of the Company.

          (b) "Committee" means the body administering the Plan.

          (c) "Common Stock" means the company's Common Stock, $.01 par value.

          (d) "Date of Grant" means the date on which an option is granted under the Plan.

          (e) "Option" means an option granted under the Plan.

          (f) "Optionee" means a person to whom an option, which has not expired, has been granted under the Plan.

          (g) "Subsidiary" or "Subsidiaries" means a subsidiary corporation or corporations of the Company as defined in Section 425 of the Code.

          (h) "Successor" means the legal representative of the estate of a deceased optionee or the person or persons who acquire the right to exercise an option by bequest or inheritance or by reason of the death of any optionee.

          (i) "Tax Benefit Right" means any right granted to a Participant under Paragraph 8 of the Plan;


     3. Administration of the Plan. The Plan shall be administered by a committee appointed by the Board (the "Committee"). The Committee shall report all action taken by it to the Board. Options to directors who are not employees of the Company may be granted only pursuant to subparagraph (a) of paragraph 6 of the Plan. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan and in particular to the provisions of subparagraph (a) of paragraph 6, to determine the employees to whom and the time or times at which options shall be granted and the number of shares and purchase price of Common Stock covered by each option; to construe and interpret the Plan; to determine the terms and provisions of the respective option agreements, which need not be identical, including, but without limitation, terms covering the payment of the option price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.


     4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of options granted under the Plan shall not exceed 400,000 (900,000 as adjusted through June 5, 1996), subject to adjustment under
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the provisions of paragraph 7.  The shares of Common Stock to be issued upon the exercise of options may be authorized but unissued shares, shares issued and reacquired by the Company, or shares bought on the market for the purposes of the Plan. In the event any option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such option but not purchased thereunder shall again be available for options to be granted under the Plan. Subject to adjustments under paragraph 7, options for no more than 16,000 shares (36,000 as adjusted through June 5, 1996), may be granted under this or any other Plan of the Company to any one person in any calendar year.


     5. Participants. Options and tax benefit rights may be granted under the Plan to: (a) any person who is an officer or employee (including officers and employees who are directors) of the Company or any of its subsidiaries; and (b) directors of the Company who are not employees of the Company only as provided in subparagraph (a) of paragraph 6 of the Plan.


     6. Terms and Conditions of Options. Any option granted under the Plan shall be evidenced by an agreement executed by the Company and the applicable director, officer, or employee and shall contain such terms and be in such form as the Committee may from time to time approve, consistent with the terms of the Plan and specifically subject to the following limitations and conditions.

     (a) Non-Employee Director Options. Subject to adjustment as provided in paragraph 7, an option to purchase 3,500 shares of Common stock shall be granted automatically on June 30 and December 31, of each year, to each director of the Company who is not an employee of the Company or any of its subsidiaries. Stock options awarded under this paragraph shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The per share price of each option awarded pursuant to this paragraph shall be 100 percent of: (i) if Common Stock is not then listed and traded on a recognized securities exchange, the mean of the bid and asked quotations for Common Stock on the Date of Grant (as reported by a recognized stock quotation service) or, if there is no bid or asked quotation on the Date of Grant, the mean of the bid and asked quotations on the date nearest preceding the Date of Grant; or (ii) if Common Stock is then listed and traded on a recognized securities exchange, the mean of the highest and lowest sales prices at which shares of Common Stock were traded on that exchange on the Date of Grant or, if Common Stock was not traded on the Date of Grant, the mean of such prices on the date nearest preceding the Date of Grant. The exercise price for each share purchased pursuant to an option granted under the Plan shall be payable in cash or in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or other consideration substantially equivalent to cash. When appropriate arrangements are made with a broker or other institution, payment may be made by a properly executed exercise notice directing delivery of shares to a broker, together with irrevocable instructions to the broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. Except as provided in this subparagraph, no director who is not an employee of the Company or any other person shall have any claim to be granted any option under the Plan. Nothing in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements. The grant of an option under the Plan shall not be considered to give a director the right to be retained as a director of the Company or to continue as a director of the Company.

     (b) Option Price. Other than for awards to directors who are not employees of the Company or any of its subsidiaries, the per share price of each option awarded pursuant to the Plan shall be determined by the Committee but shall not be less than 85 percent of the fair market value of a share of Common Stock on the Date of Grant. For purposes of this subparagraph, fair market value shall be as determined by the Committee and that determination shall be binding on the Company and the Optionee. The Committee may base that determination on: (i) if Common Stock is not then listed and traded on a recognized securities exchange, the mean of the bid and asked quotations for Common Stock on the Date of Grant (as reported by a recognized stock quotation service) or, if there is no bid or asked quotation on the Date of Grant, the mean of the bid and asked quotations on the date nearest preceding the Date of Grant; (ii) if Common Stock is then listed and traded on a recognized securities exchange, the mean of the highest and lowest sales prices at which shares of Common Stock were traded on that exchange on the Date of Grant or, if Common Stock was not traded on the Date of Grant, the mean of such prices on the date
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nearest preceding the Date of Grant, and (iii) any other factors that the Committee deems appropriate.

     (c) Option Period. The expiration date of each option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall be more than ten (10) years from the Date of Grant.

     (d) Vesting of Shareholder Rights. Neither an Optionee nor his successor shall have any of the rights of a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

     (e) Exercise of Option. Each option shall be exercisable from time to time over a period beginning on the Date of Grant and ending upon the expiration or termination of the option; provided that the Committee may, by the provisions of any option agreement, limit the number of shares that may be purchased pursuant to an option in any period or periods of time during which the option is exercisable. An option shall not be exercisable in whole or in part prior to the date of shareholder approval of the Plan.

     (f) Nontransferability of Option. No option shall be transferable or assignable by an Optionee, other than by will or the laws of descent and distribution, and each option shall be exercisable during the Optionee's lifetime only by him. No option shall be pledged or hypothecated in any way and no option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

     (g) Termination of Employment or Directorship. Upon termination of an Optionee's employment with the Company or any of its subsidiaries or termination of service as a director of the Company, an Optionee may only purchase those Shares for which options were exercisable at the date of his termination and all such options shall expire unless exercised within 90 days after the date of his termination. The award of an option to any participant shall not alter in any way the Company's or the relevant subsidiary's rights to terminate the Optionee's employment or directorship at any time for any reason, nor shall it confer upon an Optionee any rights or privileges except as specifically provided in the Plan.

     (h) Death of Optionee. If an Optionee dies while in the employ of the Company or any of its subsidiaries or while serving as a director of the Company, the Optionee's successor in interest may purchase only those for which options were exercisable at the date of death and such options shall expire unless exercised by the successor within one year of the date of death.


     7. Adjustments.

     (a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for the purchase of which options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the option price per share.

     (b) In the event of the dissolution or liquidation of the Company, any option granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days' written notice of the date so fixed shall be given to each optionee and each such optionee shall have the right during such period to exercise his option as to all or any part of the shares covered thereby including shares as to which such option would not otherwise be exercisable by reason of an insufficient lapse of time.
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     (c) In the event of a Reorganization (as hereinafter defined) in which the company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then the committee shall adjust the shares under such outstanding and unexercised stock options (and shall adjust the shares remaining under the Plan which are then available to the Option under the Plan) in a manner not inconsistent with the provisions of the Reorganization
Agreement for the adjustment, change, conversion, or exchange of such stock and such options.

     The term "Reorganization" as used in this subparagraph (c) of this paragraph 7 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, or securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

     (d) Adjustments and determinations under this paragraph 7 shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.


     8. Tax Benefit Rights. A Participant may be granted Tax Benefit Rights under the Plan to encourage a Participant to exercise Options and provide certain tax benefits to the Company.

     (a) Grant. A Tax Benefit Right entitles a Participant to receive from the Company or a Subsidiary a cash payment not to exceed the amount calculated by multiplying the ordinary income, if any, realized by the Participant for federal tax purposes as a result of the exercise of a nonqualified stock option by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations, plus the applicable state and local tax imposed on the exercise of the Option.

     (b) Restrictions. A Tax Benefit Right may be granted only with respect to a stock option issued and outstanding or to be issued under the Plan or any other plan of the Company or its Subsidiaries that has been approved by the shareholders as of the date of the Plan and may be granted concurrently with or after the grant of the stock option. Such rights with respect to outstanding incentive stock options under Section 422 of the Code shall be issued only with the consent of the Participant if the effect would change the date of grant or the exercise price, or otherwise impair the Participant's existing stock options. A stock option to which a Tax Benefit Right has been attached shall not be exercisable by an officer or employee subject to Section 16 of the Securities Exchange Act of 1934 for a period of six months from the date of the grant of the option.

     (c) Terms and Conditions. The Committee shall determine the terms and conditions of any Tax Benefit Rights granted and the Participants to whom such rights will be granted with respect to stock options under the Plan or any other plan of the Company. The Committee may amend, cancel, limit the term of, or limit the amount payable under a Tax Benefit Right at any time prior to the exercise of the related stock option, unless otherwise provided under the terms of the Tax Benefit Right. The net amount of a Tax Benefit Right, subject to withholding, may be used to pay a portion of the stock option price, unless otherwise provided by the Committee. The provisions of Section 9 with respect to stock-based tax withholding shall also apply to any tax benefit rights granted under the Plan.


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     9. Restrictions on Issuing Shares.

     (a) Withholding. The Company or a subsidiary shall be entitled to (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or the subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Option including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Option. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Company of previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate to comply with Rule 16b-3 under the Act.

     (b) Compliance With Laws; Listing and Registration of Shares. All Options granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to applicable laws, rules and regulations, and to the requirement that if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part, or the restrictions on such Option shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.


     10. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.


     11. Amendment, Suspension and Termination of Plan. The Board may at any time suspend or terminate the Plan. The Board may amend the Plan from time to time in such respects as the Board may deem advisable for the options granted under the Plan to conform to any changes in law or any other respect which the Board may deem to be in the best interests of the Company; provided, that: (a) the provisions of subparagraph (a) of paragraph 6 may not be amended more than once every six months, other than to conform to changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules issued under either of such statutes; and (b) without approval of the shareholders of the Company representing a majority of the voting power, no such amendment shall (i) except as specified in paragraph 7, increase the maximum number of shares for which options may be granted under the Plan, (ii) change the provisions of subparagraph (b) of paragraph 6 relating to the establishment of the option price, (iii) change the provisions of subparagraph (c) of paragraph 6 relating to the expiration date of each option, or (iv) change the provisions of the third sentence of this paragraph 11 relating to the term of the Plan. Unless the Plan is terminated earlier by the Board or as provided in paragraph 12, the Plan shall terminate ten years after the effective date of the Plan. No option may be granted during any suspension or after the termination of the Plan. Except as provided in paragraph 12, no amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any option previously granted to that Optionee under the Plan.


     12. Effective Date of Plan and Shareholder Approval. The effective date of the Plan is March 28, 1988, the date of its approval by the Board; provided, however, if the Plan is not approved by such shareholders before December 31, 1988, the Plan shall terminate and any options granted thereunder shall be void and have no force or effect.